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                                                                   Exhibit 10.7













                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                          MATADOR PETROLEUM CORPORATION


                                       AND


                         UNION OIL COMPANY OF CALIFORNIA


                                JANUARY 20, 1998

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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into this 12th day of January, 1998, between MATADOR PETROLEUM CORPORATION (formerly named Matador Hold Co.), a Texas corporation ("MATADOR"), and UNION OIL COMPANY OF CALIFORNIA, a California corporation ("UNOCAL").

1.    PURCHASE AND SALE OF STOCK.

      1.1 PURCHASE AND SALE. Matador hereby sells to Unocal all right, title and interest in and to 670,000 newly issued shares (the "NEW SHARES") of the Common Stock, par value $0.10 per share, of Matador (the "COMMON STOCK"). Unocal hereby purchases from Matador the New Shares in consideration for the transfer to Matador of the properties (the "SENM Properties") described in the Contribution Agreement between Matador and Unocal dated the date of this Agreement (the "Contribution Agreement").

      1.2 CLOSING; CLOSING DATE. Subject to the terms and conditions herein contained, the consummation of the transactions referred to above shall take place (the "CLOSING") contemporaneous with the execution of this Agreement (the "CLOSING DATE").

      1.3 DELIVERY OF CERTIFICATES. Unocal hereby acknowledges receipt from Matador of Certificate No. 819 representing the New Shares.

2. REPRESENTATIONS AND WARRANTIES OF UNOCAL. Unocal hereby represents and warrants to Matador as follows:

      2.1 ORGANIZATION, GOOD STANDING, ETC. Unocal is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Unocal has the corporate power to own the SENM Properties and to operate the SENM Properties as they are now being operated. Unocal has the corporate power and authority to execute and deliver this Agreement, the Contribution Agreement and the Shareholders Agreement among Matador, Unocal and others of even date herewith (the "Shareholders Agreement," and together with this Agreement and the Contribution Agreement, the "Transaction Documents") and to consummate the transactions contemplated by the Transaction Documents.

      2.2 NO BREACH OF STATUTE OR CONTRACT; GOVERNMENTAL AUTHORIZATIONS. Neither the execution and delivery of the Transaction Documents by Unocal nor compliance with the terms and provisions of the Transaction Documents by Unocal will violate any law, statute, rule or regulation of any governmental authority to which Unocal or the SENM Properties is subject, or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency or authority, to which Unocal or its subsidiaries are subject or any agreement or instrument to which Unocal or its subsidiaries are a party or by which any of them is bound, or constitute a material default thereunder, except where the violation, conflict, breach or default would not have a material adverse effect on the SENM Properties or the ability of the parties to

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consummate the transactions contemplated by this Agreement. Neither the execution and delivery of the Transaction Documents by Unocal nor compliance with the terms and provisions of the Transaction Documents by Unocal will result in the creation of any material lien, charge or encumbrance upon any of the SENM Properties or give to others any material interest or rights, including rights of termination or cancellation, in or with respect to any of the SENM Properties.

      2.3 AUTHORIZATION. The execution, delivery and performance of the Transaction Documents and of all other agreements and transactions contemplated hereby and thereby by Unocal have been duly and validly authorized and approved by all requisite corporate action on the part of Unocal. The Transaction Documents have been, and the other agreements and instruments contemplated thereby, when executed and delivered, will be, duly executed and delivered by Unocal as required and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, each Transaction Document constitutes and, when executed, each of the other agreements contemplated hereby and thereby will constitute, a valid and binding obligation of Unocal, enforceable against Unocal in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally from time to time and to general principles of equity and considerations of public policy.

      2.4 FINANCIAL STATEMENTS. Unocal has furnished Matador with audited balance sheets and income statements for the SENM Properties, treated as a stand alone business, at and for the years ended December 31, 1994, 1995 and 1996, and an unaudited balance sheet and income statement at and for the nine months ended September 30, 1997, all in a form that comply with the financial statement reporting requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. Unocal will reasonably cooperate with Matador after the Closing to provide and produce any other financial information or statements reasonably required by Matador in connection with any public offering of securities of Matador.

      2.5 INVESTMENT INTENT. Unocal has no present intention to sell or otherwise dispose of any of the New Shares. Unocal is acquiring the New Shares for investment purposes and not with a view to or in connection with a distribution within the meaning of the Securities Act. Unocal understands and agrees that the New Shares being acquired by it have not been registered under any federal or state securities laws, and that the certificates representing the New Shares will have a legend imprinted thereon to such effect. Unocal is an accredited investor as defined under Regulation D promulgated under the Securities Act. Unocal is fully aware (i) of the circumstances under which Unocal is required to hold the New Shares, (ii) of the limitations on the transfer or disposition of the New Shares, (iii) that the New Shares must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the New Shares. Unocal is aware of the provisions of Rules 144 and 145 promulgated under the Securities Act and has been advised of the applicable limitations thereof. Unocal acknowledges that Matador is relying upon the truth and accuracy of the representations and warranties in this Section 2.5 by Unocal in consummating the transactions contemplated by this Agreement without registering the New Shares under the securities laws. Unocal understands and agrees that appropriate stop transfer notations will be placed in the records of Matador and with its transfer agents in respect of the New Shares. The provisions of this Section 2.5 shall survive

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Closing. Unocal agrees that the certificates representing the New Shares will be imprinted with the following legend, the terms of which are specifically agreed to:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

      2.6 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition, properties, assets, business or results of operations of the SENM Properties subsequent to September 30, 1997.

      2.7 LITIGATION, PROCEEDINGS, ETC. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of Unocal, threatened against or affecting Unocal or any of its subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county or local) that relates to or challenges the legality, validity or enforceability of the Transaction Documents or that (A) would (individually or in the aggregate) have a material adverse effect on the financial condition, properties, assets, business, prospects or results of operations of the SENM Properties, or (B) would (individually or in the aggregate) impair the ability of Unocal to perform fully on a timely basis any obligations that it has under the Transaction Documents.

      2.8 NO DEFAULT OR VIOLATION. Neither Unocal nor any of its subsidiaries (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such violations or defaults as would not reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business, results of operations or prospects of the SENM Properties, (ii) is in violation of any order of any court, arbitrator or governmental body that would (x) adversely affect the legality, validity or enforceability of the Transaction Documents or (y) have a material adverse effect on the financial condition, properties, assets, business, prospects or results of operations of the SENM Properties, or (iii) is in violation of any statute, rule or regulation of any governmental authority that would (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of the Transaction Documents or (y) have a material adverse effect on the financial condition, properties, assets, business, prospects or results of operations of the SENM Properties.

      2.9 GOVERNMENTAL CONSENTS, ETC. No authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or

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registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by Unocal of the Transaction Documents.

      2.10 CERTAIN FEES. No fees or commissions will be payable by Unocal to any broker, finder or investment banker with respect to the issuance and sale of any of the New Shares pursuant to the terms of this Agreement. Unocal will indemnify and hold harmless Matador from and against any claims for such fees or commissions arising out of actions taken by Unocal or its affiliates.

      2.11 TITLE TO PROPERTIES. Unocal has good and marketable title to all properties (real, personal and mixed, tangible and intangible) included in the SENM Properties, free and clear of all encumbrances, except (i) as disclosed in records made available by Unocal to Matador prior to the date hereof, (ii) liens for taxes not yet due and payable, (iii) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable, and (iv) such imperfections or irregularities of title, if any, as (A) are not substantial in character, amount or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property, and (C) do not, individually or in the aggregate, materially interfere with the conduct of normal operations of the SENM Properties.

      2.12 ENVIRONMENTAL MATTERS. Except as would not, individually or in the aggregate, have a material adverse effect on the financial condition, properties, assets, business, prospects or results of operations of the SENM
Properties:

            (a) Neither Unocal, any of its subsidiaries nor any of the SENM Properties is in violation of, or subject to any pending or, to the best knowledge of Unocal, threatened proceeding under, or subject to any remedial obligations under, any applicable laws, statutes, rules or regulations pertaining to health, safety, the environment, Hazardous Substances or Solid Wastes (such applicable laws, statutes, rules or regulations as they now exist or are hereafter enacted and/or amended are collectively, for purposes of this Section 2.12, called "APPLICABLE ENVIRONMENTAL LAWS"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended "RCRA"), the Outer Continental Shelf Lands Act of 1978, the Oil Pollution Act of 1990, the Texas Water Code and the Texas Solid Waste Disposal Act. No asbestos, material containing asbestos that is or may become friable, or material containing asbestos deemed hazardous by Applicable Environmental Laws, has been installed in any SENM Property. The representations and warranties set forth in the preceding sentences of this Section would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions, and circumstances, if any, pertaining to the SENM Properties;

            (b) Unocal and its subsidiaries have obtained all necessary licenses, authorizations, consents, approvals, qualifications and permits to construct, occupy,

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      operate and use all buildings, improvements, fixtures, equipment or other tangible property forming a part of the SENM Properties by reason of any Applicable Environmental Laws. Unocal and its subsidiaries undertook, at the time of acquisition of the SENM Properties, all appropriate inquiry into the previous ownership and uses of the SENM Properties consistent with good commercial or customary practice. Unocal and its subsidiaries have taken all steps necessary to determine and have determined that no Hazardous Substances or Solid Wastes (as defined herein) have been Disposed (as defined herein) of or otherwise Released (as defined herein) on or to the SENM Properties.

      For purposes of this Agreement, the terms "HAZARDOUS SUBSTANCE" and "RELEASE" shall have the meanings specified in CERCLA, and the terms "SOLID WASTE" and "DISPOSAL" (or "DISPOSED") shall have the meanings specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, that to the extent the laws of the jurisdiction in which the Property (as defined in Section 3.14) or the SENM Properties are located establish a meaning for "Hazardous Substance," "Release," "Solid Waste" or "Disposal" (or "Disposed") which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply to the Property or SENM Properties subject to such jurisdictions' laws.

3. REPRESENTATIONS AND WARRANTIES OF MATADOR. Matador represents and warrants to Unocal as follows:

      3.1 ORGANIZATION, GOOD STANDING, ETC. Matador is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Matador has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary and appropriate. Matador has the corporate power to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby.

      3.2 NO BREACH OF STATUTE OR CONTRACT; GOVERNMENTAL AUTHORIZATIONS. Neither the execution and delivery of the Transaction Documents by Matador nor compliance with the terms and provisions of the Transaction Documents by Matador will violate any law, statute, rule or regulation of any governmental authority, or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency or authority, to which Matador or its subsidiaries are subject or of any agreement or instrument to which Matador or its subsidiaries are parties or by which any of them is bound, or constitute a material default thereunder, except where the violation, conflict, breach or default would not have a material adverse effect on Matador and its subsidiaries taken as a whole. Neither the execution and delivery of the Transaction Documents by Matador nor compliance with the terms and provisions of the Transaction Documents by Matador will result in the creation of any material lien, charge or encumbrance upon any assets of Matador or its subsidiaries, or give to others any material interest or rights, including rights of termination or cancellation, in or with respect to any of the assets or agreements of Matador or its subsidiaries.

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      3.3   AUTHORIZATION. The execution, delivery and performance of the
Transaction Documents and of all other agreements and transactions contemplated hereby and thereby by Matador have been duly and validly authorized and approved by all requisite corporate action on the part of Matador. The Transaction Documents have been, and the other agreements and instruments contemplated thereby, when executed and delivered, will be, duly executed and delivered by Matador as required and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, each Transaction Document constitutes and, when executed, each of the other agreements contemplated hereby and thereby will constitute, a valid and binding obligation of Matador, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally from time to time and to general principles of equity and considerations of public policy.

      3.4 FINANCIAL STATEMENTS. Matador has furnished Unocal with audited consolidated balance sheets for Matador E & P Company (formerly named Matador Petroleum Corporation), its principal operating subsidiary ("Operating Subsidiary"), at and for the years ended December 31, 1994, 1995 and 1996, and an unaudited balance sheet and income statement for Operating Subsidiary at and for the nine months ended September 30, 1997, all in accordance with generally accepted accounting principles, except that the interim statements do not include footnotes and are subject to year-end adjustments.

      3.5 CAPITAL STOCK OF MATADOR AND SUBSIDIARIES. The authorized capital stock of Matador consists of 10,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $0.10 per share (the "Preferred Stock"). There are 833,894 shares of Common Stock issued and outstanding. There are 388,890 shares of Preferred Stock issued and outstanding, all of which are designated as Series A Convertible Preferred Stock. There are no shares held in the treasury of Matador. There are no outstanding options, warrants or other rights to subscribe for or purchase from Matador or any of its subsidiaries any capital stock of Matador, or securities convertible into capital stock of Matador except for (i) employee stock options covering 28,350 shares of Common Stock granted pursuant to a qualified incentive stock option plan, which authorizes the issuance of up to 200,000 shares of Common Stock and that includes certain stock appreciation rights, (ii) director stock options covering 3,000 shares of Common Stock granted pursuant to a non-qualified director stock option plan that authorizes the issuance of 30,000 shares of Common Stock, and (iii) 388,890 shares of Common Stock reserved for issuance or issuable upon the conversion of the currently outstanding shares of Preferred Stock. Matador owns all of the issued and outstanding capital stock of Operating Subsidiary, which is Matador's principal operating subsidiary. All of the capital stock of Matador's subsidiaries has been validly authorized and issued, is fully paid and nonassessable and is owned directly or indirectly by Matador free and clear of any lien, charge or encumbrance. Each Matador subsidiary is duly organized, validly existing and in good standing under the laws of its state of organization, with the corporate or organizational power to own its property and carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary and appropriate.

      3.6 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition, properties, assets, business or results of operations of Matador and its subsidiaries (taken as a whole) subsequent to September 30, 1997.

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      3.7   LITIGATION, PROCEEDINGS, ETC. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of Matador, threatened against or affecting Matador or any of its subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county or local) that relates to or challenges the legality, validity or enforceability of the Transaction Documents or that (i) would (individually or in the aggregate) have a material adverse effect on the financial condition, properties, assets, business, prospects or results of operations of Matador and its subsidiaries (taken as a whole), or (ii) would (individually or in the aggregate) impair the ability of Matador to perform fully on a timely basis any obligations that it has under the Transaction Documents.

      3.8 NO DEFAULT OR VIOLATION. Neither Matador nor any of its subsidiaries (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such violations or defaults as would not reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business, results of operations or prospects of Matador and its subsidiaries (taken as a whole), (ii) is in violation of any order of any court, arbitrator or governmental body that would (x) adversely affect the legality, validity or enforceability of the Transaction Documents or (y) have a material adverse effect on the financial condition, properties, assets, business, prospects or results of operations of Matador and its subsidiaries (taken as a whole), or
(iii) is in violation of any statute, rule or regulation or any governmental authority that would (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of the Transaction Documents or (y) have a material adverse effect on the financial condition, properties, assets, business, prospects or results of operations of Matador and its subsidiaries (taken as a whole).

      3.9 STATUS OF NEW SHARES. The New Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable, and will not be subject to preemptive rights of any person or other claim of any third party.

      3.10 GOVERNMENTAL CONSENTS, ETC. Subject to the accuracy of Unocal's representations hereunder, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by Matador of the Transaction Documents, and the issuance, sale or delivery of the New Shares.

      3.11 CERTAIN FEES. No fees or commissions will be payable by Matador to any broker, finder or investment banker with respect to the issuance and sale of any of the New Shares pursuant to the terms of this Agreement. Matador will indemnify and hold harmless Unocal from and against any claims for such fees or commissions arising out of actions taken by Matador or its affiliates.

      3.12 TAXES. All tax returns required to be filed by Matador and its material subsidiaries in any jurisdiction (including foreign jurisdictions) have been or will be filed, and all taxes, assessments, fees and other charges shown thereon to be due and payable have been or will be paid, other than those being contested in good faith (for which reserves have been established) or those currently payable without penalty or interest. Matador does not know of any actual or proposed material additional tax assessments for any fiscal period against it

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or any of its subsidiaries. None of Matador's nor its subsidiaries' tax returns are under audit, and no waivers of the statutes of limitations or extensions of time with respect to any tax returns have been granted to Matador or any of its subsidiaries, except as would not, individually or in the aggregate, have a material adverse effect on the financial condition, properties, assets, business prospects or results of operations of Matador and its subsidiaries (taken as a whole).

      3.13 TITLE TO PROPERTIES. Each of Matador and its subsidiaries has good and marketable title to all properties (real, personal and mixed, tangible and intangible) it owns or purports to own, including without limitation the properties reflected in its books and records and in the latest balance sheet of Matador, other than those disposed of after the date of such balance sheet in the ordinary course of business consistent with past practice, free and clear of all encumbrances, except (i) as disclosed in records made available by Matador to Unocal prior to the date hereof, (ii) liens for taxes not yet due and payable, (iii) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable, and (iv) such imperfections or irregularities of title, if any, as (A) are not substantial in character, amount or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property, and (C) do not, individually or in the aggregate, materially interfere with the conduct of Matador's or any of its subsidiary's normal operations.

      3.14 ENVIRONMENTAL MATTERS. Except as would not, individually or in the aggregate, have a material adverse effect on the financial condition, properties, assets, business, prospects or results of operations of Matador and its subsidiaries (taken as a whole):

            (a) Neither Matador, any of its subsidiaries nor any property owned or leased by Matador or any subsidiary (for purposes of this Section 3.14 and Section 2.12, the "Property") is in violation of, or subject to any pending or, to the best knowledge of Matador, threatened proceeding under, or subject to any remedial obligations under, any applicable laws, statutes, rules or regulations pertaining to health, safety, the environment, Hazardous Substances or Solid Wastes (such applicable laws, statutes, rules or regulations as they now exist or are hereafter enacted and/or amended are collectively, for purposes of this Section 3.14, called "APPLICABLE ENVIRONMENTAL LAWS"), including without limitation CERCLA, RCRA, the Outer Continental Shelf Lands Act of 1978, the Oil Pollution Act of 1990, the Texas Water Code and the Texas Solid Waste Disposal Act. No asbestos, material containing asbestos that is or may become friable, or material containing asbestos deemed hazardous by Applicable Environmental Laws, has been installed in any Property. The representations and warranties set forth in the preceding sentences of this Section would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions, and circumstances, if any, pertaining to the Property;

            (b) Matador and its subsidiaries have obtained all necessary licenses, authorizations, consents, approvals, qualifications and permits to construct, occupy, operate and use all buildings, improvements, fixtures, equipment or other tangible property forming a part of the Property by reason of any Applicable Environmental Laws. Matador and its subsidiaries undertook, at the time of acquisition of the Property, all appropriate inquiry into the previous ownership and uses of the Property

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      consistent with good commercial or customary practice. Matador and its subsidiaries have taken all steps necessary to determine and have determined that no Hazardous Substances or Solid Wastes have been Disposed of or otherwise Released on or to the Property.


4.    CERTAIN COVENANTS OF MATADOR. Matador agrees and covenants that:

            (a) Matador will contribute the SENM Properties to Operating Subsidiary and will not sell any of its Operating Subsidiary common stock prior to two years after the Closing Date;

            (b) Until two years after the Closing Date, Matador will limit the number of shares of capital stock issued and outstanding, together with all options, warrants and other rights of any person to subscribe for or purchase from Matador shares of its capital stock, to a number such that Unocal's Proportionate Share (as defined below) of Matador capital stock shall not be less than (i) 22% on a fully diluted basis as a result of the IPO (as defined below) or following the IPO and (ii) 31% on a fully diluted basis if prior to the IPO;

            (c) Until two years after the Closing Date, with respect to any proposed issuance of capital stock by Matador that would dilute Unocal's Proportionate Share below the percentages contained in Section 4(b), Unocal shall have the option (but not the obligation) to purchase for cash at the issue price (and if the consideration is not in cash, at the dollar value of the consideration paid) for such capital stock (the "ISSUE PRICE") such number of shares of Matador capital stock as is necessary to retain Unocal's Proportionate Share at not less than such percentages. Until two years after the Closing Date, Unocal may elect, in lieu of cash payment for the Issue Price of such shares pursuant this Section 4(c), to convey and deliver Unocal's interest in certain Texas, New Mexico, Oklahoma and Louisiana oil and gas properties to Matador. If Unocal proposes such a contribution, DeGolyer & McNaughton will appraise the properties and deliver a copy of their report to both Unocal and the directors not affiliated with Unocal (the "NON-UNOCAL DIRECTORS") for their review and consideration. The parties then agree to negotiate in good faith to determine the fair market value of the properties for purposes of this exchange. If Unocal and a majority of the Non-Unocal Directors agree on a fair market value, then Unocal will receive an amount of shares of capital stock with an Issue Price equal to the agreed fair market value of such properties. If Unocal and the Non-Unocal Directors do not agree on the fair market value of such properties, then Unocal may elect not to convey properties in lieu of cash for the purchase of such shares of Matador capital stock. If such proposed issuance is prior to two years after the Closing Date and Unocal and a majority of the Non-Unocal Directors are unable to agree on the fair market value of the properties, then Matador may not issue capital stock that would reduce Unocal's Proportionate Share below the percentages stated above without the written approval of Unocal.

            (d) For a period of not less than two years following completion of the IPO, Matador will prepare and file, on a timely basis, all periodic reports and other information required to meet the current public information requirements of Rule 144 promulgated by the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

            (e) If an IPO has not been completed on or before January 2, 1999, and if Unocal delivers to Matador on or before January 2, 1999, a written exercise notice citing this paragraph, then Unocal shall receive on July 2, 1999, a cash payment in the amount of $22,000,000 (the "PAYMENT") in exchange for the transfer to Matador on such date of all of the New Shares, free and clear of liens or encumbrances. If an IPO has not been completed on or before January 2, 1999, and Unocal does not deliver to Matador on or before January 2, 1999, a written exercise notice, then if an IPO has not been completed on or before January 2, 2000, and if Unocal delivers to Matador on or before January 2, 2000, a written exercise notice citing this paragraph, Unocal shall receive, on March 2, 2000, the Payment in exchange for the transfer to Matador on such date of all of the New Shares, free and clear of liens or encumbrances. This Section 4(e) shall automatically expire upon the sooner of: (i) the completion of an IPO; or (ii) January 2, 2000, if Unocal has not delivered a written exercise notice for the Payment on or prior to such date. Matador will reasonably and in good faith cooperate with Unocal's reasonable efforts to obtain third-party guarantees of or insurance or letters of credit covering Matador's obligations under this Section 4(e), provided that (A) Unocal shall pay in full all reasonable expenses of Matador in connection with such cooperation or the guarantee, insurance or letter of credit, and (B) Matador shall not be required to place any restrictions or encumbrances on its properties or take or omit to take any action if such action or omission or restriction or encumbrance would be detrimental to Matador beyond a DE MINIMIS impact, provided that nothing in this sentence shall in any way limit or restrict Matador's obligations set forth in the preceding portions of this Section 4(e).

            (f) "Unocal's Proportionate Share" of Matador capital stock shall be equal to the fraction, expressed as a percentage, represented by a numerator equal to the total of all New Shares plus any additional shares of capital stock of Matador beneficially owned or held by Unocal or any of its affiliates (including for this purpose any shares of capital stock or other equity securities which could be acquired upon conversion of any securities convertible into capital stock or other equity securities or exercise of any rights to acquire capital stock or other equity securities) over a denominator equal to the total number of outstanding shares of Matador capital stock (including, common stock, preferred stock and all other classes of Matador capital stock outstanding and assuming exercise of all conversion rights and options, warrants and similar rights with respect to Matador capital stock).

            (g) For purposes of this Agreement, "IPO" means the first to occur of (i) an underwritten public offering of common stock of Matador pursuant to a registration statement filed under the Securities Act in which the aggregate net cash proceeds received by Matador are equal to or in excess of the amount equal to $15,000,000; (ii) the listing of the Common Stock on a national exchange or the Nasdaq National Market; or (iii) a merger of Matador into a publicly-traded company wherein Matador is the surviving entity; provided, however, that the term "IPO" shall not include an offering pursuant to any registration statement
(1) relating to any capital stock of Matador or options, warrants or other rights to acquire any such capital stock issued or to be issued as compensation primarily to directors, officers or employees of Matador, (2) relating to any employee benefit plan or interests therein, or (3) relating principally to any preferred stock or debt securities of Matador.

            (h) Until the earlier of (i) completion of the IPO, (ii) such time as Matador delivers payment to Unocal of the Payment in exchange for the transfer to Matador of all of the New Shares as described in Section 4(e) above or (iii) two years after the Closing Date, without the prior consent of Unocal, Matador shall not (A) enter into any transaction the result of which is that the shareholders of Matador immediately prior to the transaction cease to hold sufficient voting stock of Matador to elect a majority of the Board of Directors of Matador or any successor thereto, (B) sell, or permit any subsidiary to sell, assets that constitute more than 80% of the assets of Matador and its subsidiaries taken as a whole, provided that any assets that are exchanged for oil and gas properties shall not be treated as having been sold and any assets the sale proceeds of which are reinvested in oil and gas properties within 180 days shall not be treated as having been sold.

            (i) Until such time as Matador is required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act and for so long as Unocal is a holder of shares of Common Stock, Matador shall deliver to Unocal the following:

            (A) ANNUAL FINANCIALS. As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of Matador and its subsidiaries, if any, as of the end of such fiscal year, consolidated statements of income, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity of Matador and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of Matador, setting forth in comparative form the budgeted figures for the fiscal year then reported), all in reasonable detail and audited by independent public accountants of national standing selected by Matador, together with a certificate of Matador executed by Matador's chief executive officer or principal financial or accounting officer certifying that all covenants with which Matador must comply hereunder have been complied with or setting forth in reasonable detail any covenants with which Matador has not complied.

            (B) QUARTERLY FINANCIALS. As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of Matador, and in any event within 45 days thereafter, a consolidated balance sheet of Matador and its subsidiaries, if any, as of the end of each such quarterly period, consolidated statements of income, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity of Matador and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by Matador's principal financial or accounting officer.

            (C) OTHER INFORMATION. With reasonable promptness, such other information and data, including access to books, records, officers and accountants, with respect to Matador and its subsidiaries, if any, as Unocal may from time to time reasonably request.

            (j) The parties to this Agreement acknowledge that from time to time Matador and its subsidiaries (the "MATADOR GROUP") allow Matador's shareholders and directors to participate in proposed transactions to which the Matador Group is a party and for which the Matador Group needs participants (a "PARTICIPATORY TRANSACTION"). For a period ending two years after the Closing Date or until an IPO, whichever is sooner, the Matador Group will enter into agreements allowing directors of a member of the Matador Group to participate in a Participatory Transactions "PARTICIPATION AGREEMENTS" only on the following terms:

            (A) The Chief Executive Officer and all other officers of a member of the Matador Group may not participate in a Participatory Transaction.

            (B) A director of a member of the Matador Group may participate in a Participatory Transaction only if the Matador Group intends to offer persons not related to the Matador Group the opportunity to participate in this Participatory Transaction.

            (C) If a director of a member of the Matador Group is to participate in a Participatory Transaction, Matador must prepare a summary in writing of the proposed Participation Agreement with the director that includes an explanation of (i) the details of the Participation Agreement and (ii) why the Participation Agreement is in the Matador Group's best interests.

            (D) Before or contemporaneously with the approval (if necessary) or consummation of a Participatory Transaction, Participation Agreements must be approved by a committee or sub-committee of the Board of Directors of Matador composed entirely of disinterested (as defined in Section 1.02A(12) of the Texas Business Corporation Act) directors of Matador.

            (E) At the first meeting of the Board of Directors of Matador following this approval, a majority of the disinterested (as defined in Section 1.02A(12) of the Texas Business Corporation Act) directors of Matador must ratify the Participation Agreement. A director of a member of the Matador Group who is party to a Participation Agreement to be ratified at that meeting must excuse himself or herself from discussion of the Participation Agreement to which he or she is a party and discussion of all other Participation Agreements related to the Participatory Transaction to which such director's Participation Agreement relates.

            (F) Participation Agreements will be allowed on such terms as the Board of Directors of Matador or a committee or sub-committee approve as
      (i) in the Matador Group's best interest and (ii) on fair and reasonable terms no less favorable than the Matador Group would obtain in a comparable's arm's-length transaction with a person or entity other than an affiliate of the Matador Group. Participation Agreements on the same basis as agreements with third-party participants who are unrelated to the Matador Group are presumptively permissible.

5.    RESTRICTIONS ON TRANSFERABILITY OF SHARES; COMPLIANCE WITH SECURITIES ACT.

      5.1 RESTRICTIONS ON TRANSFERABILITY; DEFINITIONS. Registrable Shares (as defined below) shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act and any applicable state securities laws, in respect of the transfer of any Registrable Shares. For purposes of this Agreement:

            (i) "REGISTRABLE SHARES" means all New Shares other than New Shares that have been sold in a registered public offering.

            (ii) "FIRST PUBLIC SALE" means the first issuance of shares of Common Stock by Matador pursuant to a public distribution in which the Common Stock shall be listed and traded on a national or regional exchange or on the Nasdaq National Market.

            (iii) "QUALIFIED FIRST PUBLIC SALE" means a First Public Sale (a) the proceeds of which realized by Matador, taken on a net basis after deducting all fees and expenses relating thereto, including, without limitation, all underwriting, legal, accounting, filing and other fees and expenses, shall be in an amount of not less than $15,000,000 and (b) which increases by not less than 300 the number of holders of Common Stock; PROVIDED, HOWEVER, that a Qualified First Public Sale shall be deemed to have occurred for all purposes of this Agreement in the event that Matador shall consolidate or merge with or into any other corporation, or shall sell or otherwise convey to another corporation all or substantially all of the assets of Matador, and the survivor of such consolidation or merger, or such other corporation, as the case may be, shall (i) have its common stock listed and traded on a national or regional exchange or on the Nasdaq National Market and (ii) have a pro forma market value of not less than $75,000,000.

      5.2 NOTICE OF PROPOSED TRANSFER; REGISTRATION NOT REQUIRED. Holders of Registrable Shares, by acceptance thereof, agree to give prior written notice to Matador of such holder's intention to transfer any Registrable Shares describing briefly the manner and circumstances of the proposed transfer; PROVIDED, HOWEVER, that no such notice shall be required for a transfer under a registration, qualification or filing for exemption requested in accordance with the provisions of Section 5.3 or in connection with a transfer made in accordance with the exemptions afforded by Rule 144 or Rule 144A of the General Rules and Regulations of the Commission (or any other available exemption from the registration requirements of the Securities Act so long as such holder complies with the provisions of the legend described in Section 5.9 hereof if such legend is still required on any such certificates of Common Stock).

      5.3 (a) REQUIRED REGISTRATION. The holders of at least 33 1/3% of the aggregate number of Registrable Shares may request Matador to effect the registration (the "DEMAND REGISTRATION") or qualification or filing for exemption under applicable federal and state securities laws of such Registrable Shares. Matador shall promptly give written notice to all holders of Registrable Shares of a proposed registration or qualification or filing for exemption, and shall, subject to the conditions of this Section 5.3 and
Section 5.4, as expeditiously as possible, effect any such registration or qualification or filing for exemption of

                  (i)   such Registrable Shares;

                  (ii) all Registrable Shares of holders of Registrable Shares which shall have advised Matador in writing within 30 days after the giving of such written notice by Matador of their desire to have their Registrable Shares registered or qualified or exempted, with, or notification to or approval of, any governmental authority under any federal or state securities laws, or listing with any securities exchange, which may be required reasonably to permit the sale or other disposition of any such Registrable Shares which the holders thereof propose to make, and Matador will keep effective such registration, qualification, exemption, notification or approval for a period of 180 days after the effectiveness thereof as may be necessary to effect such sales or dispositions.

            (b) REGISTRATION PROCEDURES. In connection with Matador's obligations with respect to the Demand Registration pursuant to Section 5.3(a) hereof, Matador shall use commercially reasonable efforts to effect or cause the registration of the Registrable Shares under the Securities Act to permit the sale of such Registrable Shares by the holders thereof in accordance with the intended method of distribution thereof, and pursuant thereto, Matador shall:

                  (i) prepare and file with the Commission a registration statement or registration statements with respect to the Demand Registration on any form which may be utilized by Matador and which shall permit the disposition of the Registrable Shares in accordance with the intended method or methods thereof, and use commercially reasonable efforts to cause such registration statement or registration statements to become effective on or prior to 45 days from the date of any such request;

                  (ii) prepare and file with the Commission such amendments and supplements to a registration statement or statements hereunder and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement for the applicable period specified in Section 5.3(a) hereof, and comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Shares to be included in such registration statement during such applicable period in accordance with the intended methods of disposition by the holders thereof set forth in the registration statement;

                  (iii) provide the holders of the Registrable Shares to be included in a registration statement hereunder and the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the securities being sold and counsel for such underwriters and not more than one counsel for such holders (which counsel shall be subject to reasonable approval by Matador) the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto; and make available for inspection by such persons such financial and other information, books and records of Matador, and cause the officers, directors and employees of Matador, and counsel and independent certified public accountants for Matador, to respond to such inquiries, as shall be reasonably necessary, in the opinion of the respective counsel to such holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

                  (iv) promptly notify the selling holders of Registrable Shares to be included in a registration statement hereunder and the managing underwriters, if any, of the securities being sold and (if requested by any such person) confirm such advice in writing, (1) when such registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to such registration statement or the prospectus or for additional or supplemental information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of Matador contemplated by paragraph (xi) below cease to be true and correct in all material respects, (5) of the receipt by Matador of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, or (6) at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (v) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement hereunder or any post-effective amendment thereto at the earliest practicable date;

                  (vi) if reasonably requested by the managing underwriter or underwriters or the holders of at least a majority in aggregate principal amount of the Registrable Shares being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such holders of at least a majority in aggregate principal amount of the Registrable Shares being sold specify should be included therein relating to the sale of the Registrable Shares, including, without limitation, information with respect to the principal amount of Registrable Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Shares to be sold in such offering, except to the extent that Matador is advised in a written opinion of outside counsel that the inclusion of such information is reasonably likely to violate the federal securities laws; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (vii) furnish to each holder of Registrable Shares to be included in a registration statement hereunder and each underwriter, if any, of the securities being sold such number of copies of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement and such other documents as such holder and underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such holder; Matador consents to the use of the prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Shares and the underwriters in connection with the offering and sale of the Registrable Shares covered by the prospectus or any supplement or amendment thereto;

                  (viii) use commercially reasonable efforts to (1) register or qualify the Registrable Shares to be included in a registration statement hereunder under such other securities laws or blue sky laws of such jurisdictions as any holder of such Registrable Shares and each underwriter, if any, of the securities being sold shall reasonably request, (2) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (3) take any and all such actions as may be reasonably necessary or advisable to enable such holder and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Shares owned by such holder; PROVIDED, HOWEVER, that Matador shall not be required for any such purpose to
      (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this paragraph (viii) or (B) consent to general service of process in any such jurisdiction;

                  (ix) use commercially reasonable efforts to cause all of the Registrable Shares that are to be included in a registration statement hereunder to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Matador to enable the holder or holders thereof to consummate the disposition of such Registrable Shares;

                  (x) cooperate with the holders of the Registrable Shares to be included in a registration statement hereunder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Shares;

                  (xi) enter into such customary agreements (including an underwriting agreement) and take such other actions in connection therewith as the holders of at least a majority in aggregate principal amount of the Registrable Shares to be included in a registration statement hereunder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the disposition is an underwritten offering, (1) make such representations and warranties to the holders of such Registrable Shares and the underwriters, if any, in form, substance and scope as are customarily made in an underwritten offering; (2) obtain an opinion of counsel to Matador in customary form and covering such matters of the type customarily covered by such opinion, addressed to each selling holder and the underwriters, if any, and dated the effective date of such registration statement and dated the effective date of a post-effective amendment to the registration statement, if such is filed (or, if such registration statement covers an underwritten offering, dated the date of the closing as specified in the underwriting agreement); (3) obtain a "cold comfort" letter from the independent certified public accountants of Matador addressed to the selling holders of Registrable Shares and to the underwriters, if any, dated the effective date of such registration statement and dated the effective date of a post-effective amendment to the registration statement, if such is filed (and, if such registration statement covers an underwritten offering, dated the date of the closing as specified in the underwriting agreement), such letter to be in customary form and covering such matters of the type customarily covered by such letter; and (4) deliver such documents and certificates as may be reasonably requested by the holders of at least a majority in aggregate principal amount of the Registrable Shares being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Matador;

                  (xii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission thereunder; and

                  (xiii) use commercially reasonable efforts to have the Registrable Shares listed, subject to notice, on the Nasdaq National Market or other applicable exchange.

      Upon the occurrence of any event contemplated by paragraph (iv) above, Matador shall, as soon as reasonably practicable, prepare and furnish to each holder included in such registration statement and underwriter, if any, a reasonable number of copies of a prospectus (supplemented or amended if necessary) so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each holder of Registrable Shares agrees that upon receipt of any notice from Matador of the happening of any event of the kind described in clauses (2) through (6) of paragraph (iv) hereof, such holder shall forthwith discontinue the disposition of Registrable Shares pursuant to the registration statement applicable to such Registrable Shares until such holder receives copies of such amended or supplemented registration statement or prospectus, and if so directed by Matador, such holder shall deliver to Matador (at Matador's expense) all copies, other than permanent file copies, then in such holders' possession of the prospectus covering such Registrable Shares at the time of receipt of such notice.

      Matador may require each holder of Registrable Shares as to which any registration is being effected under this Section 5.3 or under Section 5.5 to furnish to Matador such information regarding such holder and the distribution of such Registrable Shares as Matador may from time to time reasonably request in writing in order to comply with the Securities Act. Each holder of Registrable Shares as to which any registration is being effected agrees to notify Matador as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to Matador or of the happening of any event in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such holder or the distribution of such Registrable Shares or omits to state any material fact regarding such holder or the distribution of such Registrable Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to furnish promptly to Matador any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such holder or the distribution of such Registrable Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

      5.4 CONDITIONS TO REQUIRED REGISTRATION. Matador shall not be required to register or effect any registration of Registrable Shares under the Securities Act pursuant to Section 5.3:

            (a) [Intentionally Left Blank];

            (b) unless at least 120 days shall have elapsed after a registration of other shares in which the holders of the Registrable Shares could participate pursuant to Section 5.5;

            (c) unless the request therefor is to register not less than 33% of the aggregate number of Registrable Shares not theretofore registered pursuant to Section 5.3 or Section 5.5;

            (d) so long as Matador has not afforded the right to any other security holders to require registration (other than pursuant to Form S-3 promulgated under the Securities Act, or any successor form that is intended for implementation of the so-called "short form" registration process under the Securities Act (collectively, "FORM S-3") or Form S-4 or Form S-8, in each case promulgated under the Securities Act, or any respective successor form), unless the registration can be effected on Form S-3;

            (e) at any time prior to the First Public Sale of Matador unless, prior to the First Public Sale, Matador has agreed, for the benefit of any other holder of securities of Matador, to register for public distribution any security of Matador;

            (f) at any time more than five years subsequent to the Qualified First Public Sale; and

            (g) unless Matador shall have been consulted in good faith regarding who the managing underwriter shall be for any underwritten public offering, PROVIDED, in any event, that the holders of the Registrable Shares requesting registration shall have the right, in their sole discretion, to choose the managing underwriter.

In addition to and not in limitation of the foregoing restrictions, in connection with the First Public Sale, each holder of Registrable Shares shall enter into a reasonably customary form of lock-up agreement with respect to the public distribution of its Registrable Shares, PROVIDED, that such lock-up agreement shall be no more restrictive than any lock-up agreement entered into by Joseph Foran or any member of the Board of Directors of Matador (other than directors elected by the holders of the Preferred Stock currently outstanding) in connection with the First Public Sale and such lock-up agreement shall in no event restrict the public distribution of the Registrable Shares of such holder for a period in excess of 180 days after the First Public Sale.

      5.5 INCIDENTAL REGISTRATIONS. Matador agrees that at any time after a First Public Sale (and, in the event Matador has granted any so-called piggy-back rights with respect to the First Public Sale, in connection with the First Public Sale) and before the tenth (10th) anniversary of the Qualified First Public Sale, it proposes to register any of its securities in a primary offering of such securities under the Securities Act (otherwise than pursuant to Section 5.3) on Form S-1 or any other form of registration statement (other than Form S-4 or Form S-8) then available for the registration under the Securities Act of securities of Matador, it will give timely written notice to all holders of outstanding Registrable Shares of its intention so to do and upon the written request of the holder of any such Registrable Shares, given within 30 days after receipt of any such notice from Matador, Matador will in each instance, subject to the next paragraph of this Section 5.5, use commercially reasonable efforts to cause all such Registrable Shares held by any such requesting holder of Registrable Shares to be registered under the Securities Act and registered or qualified under any state securities laws, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by the prospective seller of the securities so registered. Any holder requesting registration of its Registrable Shares shall in its request describe briefly the manner of any proposed transfer of its Registrable Shares which proposed transfer shall, in any event, be in accordance with the manner of distribution provided for in such registration. Matador shall provide to each holder of Registrable Shares that has requested inclusion of shares in the registration written notice of the date (the "FINAL DECISION DATE") that is three business days prior to Matador's estimate of the date it will first send to either underwriters or potential investors a preliminary prospectus covering the proposed offering. The Final Decision Date will not change so long as a preliminary prospectus is sent to either underwriters or potential investors within 15 days of Matador's estimated date for sending the preliminary prospectus. The notice shall be made to each holder of Registrable Shares in writing by overnight air courier or facsimile communication in accordance with the provisions of Section 7.7 at least two business days prior to the Final Decision Date. Each holder of Registrable Shares that has previously requested inclusion of shares in the registration shall have until 5:00 p.m. Dallas, Texas time on the Final Decision Date to deliver to Matador a written notice of withdrawal of its request to include shares in the proposed offering. Any holder of Registrable Shares that has previously requested inclusion of shares in the registration that does not withdraw such request in accordance with the preceding sentence shall thereafter be bound to (i) sell in the proposed offering covered by the registration the number of shares previously requested by the holder to be included in the registration (subject to reduction in accordance with the next paragraph of this Section 5.5) upon substantially the same terms and at the same price per share as shares are sold by Matador in the proposed offering, and (ii) enter into such customary agreements (including an underwriting agreement and any lock-up agreement requested by the Managing Underwriter and agreed to by Matador) and take such other actions in connection therewith as Matador shall reasonably request in order to expedite or facilitate the registration or the proposed offering, and in such connection (1) make such representations and warranties as are relevant to such holder to

Matador and the underwriters, in form, substance and scope as are customarily made in an underwritten offering; (2) comply with information requests by Matador in accordance with the last paragraph of Section 5.3; and (3) deliver such documents and certificates as may be reasonably requested by Matador and the managing underwriters to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling holder which in no event shall require indemnification of any party by such selling holder except with regards to written material misstatements or material omissions in written material provided by such selling holder. Nothing in this Section 5.5 shall be deemed to require Matador to proceed with any registration of its securities after giving the notice herein provided. Registration pursuant to this Section 5.5 shall be in accordance with, and subject to the provisions of, the "Registration Procedures" set forth in Section 5.3(b) (other than clauses (i), (ii) and (v) thereof).

      If the managing underwriter engaged by Matador in connection with an underwritten public offering of such securities proposed for registration under the Securities Act determines in good faith and for valid business reasons that registration of such Registrable Shares would have an adverse effect on the marketability or the price of such offering, Matador shall cause such managing underwriter to give prompt written notice of such determination to such requesting holder or holders, setting forth in reasonable detail the reasons for such determination. In such event Matador, upon written notice to the holders of such Registrable Shares, shall have the right to limit such Registrable Shares to be registered, if any, to the largest number which would not result in such adverse effect on marketability or the price of such offering (such limitation being applied to each such requesting holder pro rata in respect of the number of shares subject to such request); PROVIDED THAT if securities of Matador held by any person (other than Matador) are to be included in such underwritten public offering, such reduction in the number of Registrable Shares (treating all such shares as one class of securities for this purpose) shall be not more than proportionate to the reduction in the number of such other securities which are to be included in such registration.

      5.6 EXPENSES; RELIANCE. Matador will pay all reasonable expenses, including, without limitation, registration fees, qualification fees, legal expenses, including the reasonable fees and expenses of one counsel to the holders of Registrable Shares whose Registrable Shares are being registered, printing expenses and the costs of special audits, if any and "COLD COMFORT" letters, expenses of underwriters (excluding reasonable discounts and commissions, but including the reasonable fees and expenses of any necessary special experts) in connection with the registration, qualification, notification or exemption requested by any holder or holders of Registrable Shares pursuant to Section 5.3 or Section 5.5. Notwithstanding the foregoing, Matador shall not be required to bear any such expenses in connection with any registration of Registrable Shares under the Securities Act pursuant to
Section 5.3 more than twice, PROVIDED, that:

                  (i) no registration shall be included as a required registration pursuant to Section 5.3 until such time, if any, as the registration statement filed in connection therewith shall be declared effective, except in the event that the holders of the Registrable Shares demanded to be included in such registration request that Matador withdraw such registration statement prior to the effectiveness thereof for reasons which are reasonably within the control of such holders or because of the available sales price of such shares; and

                  (ii) no registration which has been declared effective shall be included as a required registration pursuant to Section 5.3 if the holders of Registrable Shares are unable to register and sell at least 80% of any Registrable Shares demanded to be included in such registration for reasons (excluding, in any event, changes in market price) which are not reasonably within the control of such holders.

      5.7 INDEMNIFICATION AND CONTRIBUTION. (a) In connection with any registration, qualification, notification, or exemption of securities under
Section 5.3 or Section 5.5, Matador hereby indemnifies each holder of the Registrable Shares, and each underwriter thereof, including each person, if any, who controls each such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular prepared by Matador, any agent or employee of Matador or any underwriter (and as amended or supplemented if Matador shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to Matador by such holder or any such underwriter expressly for use therein, and Matador and each officer, director and controlling person of Matador shall be indemnified by each holder of the Registrable Shares or by the underwriters, as the case may be, for all such losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement or omission, or alleged omission, based upon information furnished in writing to Matador by each such holder thereof or the underwriters, as the case may be, expressly for any such use. The foregoing is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (or in any amendment or supplement thereto), the indemnity of Matador shall not inure to the benefit of any underwriter from whom the person asserting any loss, claim or damage purchased the Registrable Shares which were the subject thereof (or to the benefit of any person who controls such underwriter), if a copy of the final prospectus (or such amendment or supplement thereto) was not sent or given to such Person at or prior to the time such action is required by the Securities Act.

            (b) Promptly upon receipt by a party indemnified under this Section of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 5.7, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, and the failure so to notify the indemnifying party shall relieve it of any liability which it may have to any indemnified party under Section 5.7(a), but not otherwise, PROVIDED that the failure to give such notice shall have materially impaired the ability of the indemnifying party to avail itself of the rights described hereinbelow in this Section 5.7(b). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent, which consent will not be unreasonably withheld or delayed.

            (c) If the indemnification provided for in this Section 5.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses to which such indemnified party would be otherwise entitled under Sections 6.7(a) and (b), then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any person be required to contribute an amount greater than the dollar amount of the proceeds received by such person with respect to the sale of any Registrable Shares.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.7(c) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The contribution provided for in this Section 5.7(c) shall survive, with respect to a holder of Registrable Shares, the transfer of Registrable Shares by such holder and with respect to a holder of Registrable Shares, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

            (d) In connection with any registration pursuant to Section 5.3 or Section 5.5, inclusive, Matador agrees, and each holder of Registrable Shares by acceptance of such Registrable Shares agrees, that it will enter into an agreement containing the indemnification provisions of this Section 5.7, and Matador shall not be required to register any shares held by any holder that does not enter into such an agreement.

      5.8 ADDITIONAL REGISTRATION RIGHTS. Without the written consent of the holders of 66-2/3% of Registrable Shares which have not previously been registered, Matador will not grant to any person at any time on or after the Closing Date the right to request Matador to effect the registration or qualification or filing for exemption under applicable federal or state securities laws of any securities of Matador, whether pursuant to any subsequent agreement or understanding reached on or after the Closing Date or pursuant to any amendment or supplement to any agreement existing on or prior to the Closing Date or otherwise, which right would in any way conflict with the rights of the holders of Registrable Shares hereunder, including, without limitation, the rights granted to such holders pursuant to Sections 5.3 and 5.5. It is agreed that the granting by Matador to other persons of Registration Rights that are substantially identical to, or less favorable than, the registration rights granted to the holders of the Registrable Shares under this Agreement shall not be deemed to be in conflict with the rights of the holders of the Registrable Shares hereunder.

      5.9 RESTRICTIVE LEGENDS. (a) Each certificate representing Registrable Shares and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "The shares evidenced by this certificate have not been registered or qualified under the Securities Act of 1933, as amended, or any state securities laws and may be reoffered and sold only if registered or qualified pursuant to the provisions of said Securities Act and applicable state laws or if an exemption from registration is available and Matador shall have received an opinion of counsel (which shall include staff counsel to any holder of this certificate) to the effect that such an exemption is available."

      In the event that Registrable Shares are sold pursuant to a registration statement covering Registrable Shares that has become effective under the Securities Act and under any applicable state securities laws or in the event that Matador shall receive an opinion of its counsel that, in the opinion of such counsel, any such legend is not, or is no longer, necessary or required with respect to any Registrable Shares (including, without limitation, because of the availability of the exemptions afforded by Rule 144 or Rule 144A of the General Rules and Regulations of the Commission), Matador shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing Registrable Shares or issue new certificates without such legend in lieu thereof. Upon the written request of the holder or holders of any Registrable Shares or any Registrable Shares, Matador covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this Section 5.9 and to bear all expenses in connection with the same.

      5.10 MISCELLANEOUS. Matador shall use commercially reasonable efforts to comply with all reporting requirements set forth or referred to in Rule 144A and, subsequent to the First Public Sale, Rule 144, each as promulgated under the Securities Act.

6.    SOLICITATION OF EMPLOYEES.

            Until the date on which there is no director of Matador affiliated with Unocal, without the prior written consent of Unocal or Matador, as applicable, neither Matador nor Unocal will solicit for employment or otherwise interfere, directly or indirectly, with the employment relationship of any person who is now employed by Matador or Unocal, as applicable.

7.    GENERAL PROVISIONS.

      7.1 AMENDMENTS. This Agreement and the form of any exhibit attached hereto may be amended only upon the written agreement of the parties hereto.

      7.2 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the parties contained in this Agreement shall survive the Closing Date, regardless of any investigation made by or on behalf of any party, and shall expire and terminate on the third anniversary of the Closing Date; provided that the representations and warranties contained in Section 3.13 hereof shall not terminate until the expiration of the applicable statute of limitations (including any extension thereof) for any claim by a taxing authority for any taxes, penalties or interest. All agreements and undertakings to be or capable of being performed after the Closing Date shall survive the Closing.

      7.3 INDEMNIFICATION BY MATADOR. Matador hereby agrees to indemnify and hold harmless Unocal in respect of any losses claims, damages, liabilities or related expenses (including, but not limited to, all litigation costs) which Unocal incurs in excess of $10,000 in the aggregate as a result of the breach of any of the representations, warranties and covenants made by Matador in or pursuant to this Agreement. The indemnification obligations of Matador under this Section 7.3 shall survive the Closing Date and will terminate at the time specified in Section 7.2, except with respect to any indemnity claim or claims pending on the date of such termination.

      7.4 INDEMNIFICATION BY UNOCAL. Unocal hereby agrees to indemnify and hold harmless Matador in respect of any losses claims, damages, liabilities or related expenses (including, but not limited to, all litigation costs) which Matador incurs in excess of $10,000 in the aggregate as a result of the breach of any of the representations, warranties and covenants made by Unocal in or pursuant to this Agreement. The indemnification obligations of Unocal under this Section 7.4 shall survive the Closing Date and will terminate at the time specified in Section 7.2, except with respect to any indemnity claim or claims pending on the date of such termination.

      7.5 INDEMNIFICATION PROCEDURE. Promptly after any party hereto (the "INDEMNIFIED PARTY") has received notice or has knowledge of the occurrence of any event which the Indemnified Party asserts is an indemnifiable event or after the commencement of any action, claim or proceeding commenced against the Indemnified Party by a third party that might result in any claim for indemnity pursuant to this Agreement (a "THIRD PARTY CLAIM"), the Indemnified Party shall notify the party obligated to provide indemnification hereunder (the "INDEMNIFYING PARTY") written notice of such claim or the commencement of such action or proceeding. Promptly after receipt by an Indemnifying Party of any such notice, the Indemnifying Party shall, within twenty days of receipt of such notice, either: (i) acknowledge the debt, liability or obligation for which indemnity is sought as a valid claim and forthwith pay the Indemnified Party an amount sufficient to discharge such debt, liability or obligation; (ii) in the event of a Third Party Claim which is not acknowledged by the Indemnifying Party to be owing, notify the Indemnified Party of the defense thereto and thereupon promptly assume and diligently contest such Third Party Claim with counsel satisfactory to the Indemnified Party; or (iii) with respect to a claim other than a Third Party Claim, in the event of a claim by the Indemnified Party for indemnity hereunder which is challenged by the Indemnifying Party, notify the Indemnified Party of such challenge.

      7.6 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas.

      7.7 NOTICES. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows (or to such other address as a party may designate by notice to the other party):

            (a) If to Matador:

      Matador Petroleum Corporation
      Suite 158, Pecan Creek
      8340 Meadow Road
      Dallas, Texas  75231-3751
      Attention:  Joseph Wm. Foran
      Facsimile No.: (214) 691-1415

      with a copy to:

      Fulbright & Jaworski L.L.P.
      2200 Ross Avenue, Suite 2800
      Dallas, Texas  75201
      Attention:  Kenneth L. Stewart
      Facsimile No.: (214) 855-8200

            (b) If to Unocal:

      Union Oil Company of California
      14141 Southwest Freeway
      Sugar Land, Texas 77478
      Attention: Mike Buswell
      Facsimile No.: (281) 287-7340

      with a copy to:

      Union Oil Company of California
      14141 Southwest Freeway
      Sugar Land, Texas  77478
      Attenytion: Gregory E. Simmons
      Facsimile No.: (281) 287-5155

      7.8 NO ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto, provided that the rights under this Agreement may be assigned by a party to an Affiliate of such party (as such term is defined for purposes of the Securities Act and the rules and regulations promulgated thereunder) without the requirement of consent by any party.

      7.9 FEES AND EXPENSES. All fees and expenses, including attorneys' fees, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the respective party who has incurred such fee or expense.

      7.10 HEADINGS. The descriptive headings of the Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      7.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered as one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

      7.12 ENTIRE AGREEMENT. The Transaction Documents and the other agreements contemplated thereby constitute the entire agreement between Matador and Unocal with respect to the subject matter hereof and thereof, and supersede all other agreements and understandings between the parties with respect to the subject matter hereof and thereof.

      7.13 PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and thereafter Unocal and Matador shall, subject to their respective legal obligations (including requirements of the stock exchange and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text, regarding any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby.

      7.14 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any rights of subrogation or action over or against any party to this Agreement.

      7.15 SPECIFIC PERFORMANCE. Matador and Unocal each acknowledge that neither Matador nor Unocal would have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore, agree that Matador and Unocal each shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

      7.16 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      EXECUTED and delivered the day and year first above written.

                                  MATADOR PETROLEUM CORPORATION



                                  By:
                                        --------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                        --------------------------------------


                                  UNION OIL COMPANY OF CALIFORNIA



                                  By:
                                        --------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                        --------------------------------------